UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 14, 2007 (May 11, 2007)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 East Gay Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Class I Trustee

On May 11, 2007, the Board of Trustees (the “Board”) of Glimcher Realty Trust (the “Registrant’), upon the recommendation of its Nominating and Corporate Governance Committee, elected Timothy J. O’Brien to serve as a Class I Trustee of the Registrant. The term of a Class I Trustee would normally expire at the 2010 Annual Meeting of Shareholders; however, Mr. O’Brien will stand for election at the Registrant’s 2008 Annual Meeting of Shareholders to fill the remaining two-year term of a Class I Trustee. Mr. O’Brien has not yet been named to serve on any of the committees of the Board. Mr. O’Brien’s election fills the vacancy on the Board created by the expiration of Mr. Philip G. Barach’s term as a Class I Trustee at the 2007 Annual Meeting of Shareholders.

The Board has determined that Mr. O’Brien is an independent trustee that meets the independence requirements of the New York Stock Exchange and the rules and regulations promulgated by the Securities and Exchange Commission. Mr. O’Brien will receive an annual fee equal to the annual fee that other non-employee trustees serving on the Board currently receive, plus a fee for each Board meeting attended and, if a member of a committee, Board committee meetings attended. A copy of the Registrant’s press release announcing Mr. O’Brien’s election is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Glimcher Realty Trust, dated May 11, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

Date: May 14, 2007	Kim A. Rieck Kim A. Rieck Senior Vice President, General Counsel & Secretary

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